Exhibit 77Q1a

ARTICLES SUPPLEMENTARY
OF
CREDIT SUISSE INSTITUTIONAL FUND, INC.
CREDIT SUISSE INSTITUTIONAL FUND, INC. the Fund, a
Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore Maryland, DOES
HEREBY CERTIFY:
1.The Fund hereby reclassifies one billion 1,000,000,000
Shares of the authorized and unissued shares of the Select
Equity Portfolio of the Fund as unclassified Shares the Unclassified Shares
2.The Unclassified Shares shall have the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V,
Section 4 of the Funds Articles of Incorporation, as amended from time the Articles, and shall be subject to all provisions of the Articles relating to Shares generally.
3.The Shares of the Select Equity Portfolio have been reclassified by the Fund's Board of Directors under the authority contained in Article V, Sections 2 and 3 of the Articles.
4.The reclassification of authorized but unissued shares as set forth in these Articles Supplementary does not increase the authorized capital of the Fund or the aggregate par value thereof.
IN WITNESS WHEROF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse
Institutional Fund, Inc. and acknowledge that it is the act and deed of the Fund and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.

Dated:  May 1, 2006
CREDIT SUISSE INSTITUTIONAL
FUND, INC.
By:/s/ J. Kevin Gao
Name: J. Kevin Gao
Title:  Vice President and Secretary
ATTEST:

/s/Karen Regan
Name: Karen Regan
Title:  Assistant Secretary


ARTICLES SUPPLEMENTARY
OF
CREDIT SUISSE INSTITUTIONAL FUND, INC.
CREDIT SUISSE INSTITUTIONAL FUND, INC. the Fund, a
Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore Maryland, DOES
HEREBY CERTIFY:
1.The Fund hereby further reclassifies one billion
1,000,000,000 Shares of the authorized and unissued shares of the Investment Grade Fixed Income Portfolio of the Fund as Unclassified Shares
2.The Unclassified Shares shall have the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V, Section 4 of the Funds
Articles of Incorporation, as amended from time the Articles, and shall be subject to all provisions of the Articles relating to Shares generally.
3.The Shares of the Investment Grade Fixed Income
Portfolio have been reclassified by the Funds Board of Directors under the authority contained in Article V, Sections 2 and 3 of the Articles.
4.The reclassification of authorized but unissued shares as set forth in these Articles Supplementary does not increase the authorized capital of the Fund or the aggregate par value thereof.
IN WITNESS WHEROF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse
Institutional Fund, Inc. and acknowledge that it is the act and deed of the Fund and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.

Dated: October 26, 2006
CREDIT SUISSE INSTITUTIONAL FUND, INC.
By: /s/ J. Kevin Gao
Name: J. Kevin Gao
Title:  Vice President and Secretary
ATTEST:
/s/Karen Regan
Name: Karen Regan
Title:  Assistant Secretary